UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2002

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4500, 501 Merritt 7, Norwalk, Connecticut (Address of principal executive offices)	06856-4500 (Zip Code)

(203) 750-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

This Current Report on Form 8-K relates to the merger (the “Merger”), the effective date of which was September 27, 2002 (the “Effective Time”) between Plumber Acquisition Corp. (the “Merger Sub”), a wholly-owned subsidiary of Olin Corporation (“Olin”), with and into Chase Industries Inc., (“Chase”) pursuant to the Agreement and Plan of Merger dated as of May 7, 2002 (the “Merger Agreement”) by and among Olin, Chase and the Merger Sub. Chase is a leading manufacturer and supplier of brass rod in the U.S. and Canada with 2001 sales of $232 million.

At the Effective Time, Merger Sub was merged with and into Chase with Chase continuing as the surviving corporation and a wholly-owned subsidiary of Olin. Pursuant to the Merger Agreement, as a result of the Merger, each share of Chase common stock outstanding at the effective time of the Merger was converted into the right to receive 0.6400 of a share of Olin common stock. As a result, Olin will issue approximately 9,806,115 shares of its common stock. In addition, upon completion of the Merger, Olin assumed outstanding stock appreciation rights and options to purchase up to a maximum of 921,388 shares of Chase common stock, each at the exchange ratio referred to in the preceding sentence, and Olin assumed certain Chase stock plans.

Following consummation of the Merger, Chase’s common stock was delisted from the New York Stock Exchange. Olin common stock continues to trade on the New York Stock Exchange, the Pacific Exchange Inc., and the Chicago Stock Exchange under the symbol “OLN”. The issuance of Olin common stock under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended, pursuant to Olin’s registration statement on Form S-4 (File No. 333-88990) filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2002 and became effective on August 15, 2002.

The Joint Proxy Statement/Prospectus of Olin and Chase included in the registration statement on Form S-4 contains additional information about the Merger. A copy of the Merger Agreement is attached as Exhibit 2.1 to Olin’s Current Report on Form 8-K filed with the Commission on May 9, 2002.

This Current Report on Form 8-K attaches hereto as Exhibit 99.1 and incorporates by reference herein Olin’s unaudited pro forma condensed combined balance sheet at June 30, 2002, and unaudited pro forma condensed combined statements of income for the six months ended June 30, 2002, and the year ended December 31, 2001, giving effect to the Merger as a purchase of Chase by Olin using the purchase method of accounting in accordance with Article 11 of Regulation S-X.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The definitive Joint Proxy Statement/Prospectus and other relevant materials, and any other documents filed by Olin or Chase with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Commission by Olin and Chase by contacting Mr. Richard E. Koch, Olin Corporation, 501 Merritt 7, Norwalk, CT 06856, 203-750-3254.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Exhibit
23	Consent of PricewaterhouseCoopers LLP.

99.1
Olin’s unaudited pro forma condensed combined balance sheet at June 30, 2002, and unaudited condensed combined statements of income for the six months ended June 30, 2002, and the year ended December 31, 2001, giving effect to the Merger as a purchase of Chase by Olin using the purchase method of accounting.

99.2	Chase Industries Inc. Annual Report on Form 10-K for the year ended December 31, 2001 (Sec. File No. 1-13394) and incorporated herein by reference.

99.3	Chase Industries Inc. Form 10-Q for the quarter ended June 30, 2002 (Sec. File No. 1-13394) and incorporated herein by reference.

99.4	Press release dated September 25, 2002.

99.5	Press release dated September 27, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ GEORGE H. PAIN
	Name: Title:	George H. Pain Vice President, General Counsel and Secretary

Date: September 27, 2002

EXHIBIT INDEX

Exhibit No.	Exhibit
23	Consent of PricewaterhouseCoopers LLP.

99.1
Olin’s unaudited pro forma condensed combined balance sheet at June 30, 2002, and unaudited condensed combined statements of income for the six months ended June 30, 2002, and the year ended December 31, 2001, giving effect to the Merger as a purchase of Chase by Olin using the purchase method of accounting.

99.2	Chase Industries Inc. Annual Report on Form 10-K for the year ended December 31, 2001 (Sec. File No. 1-13394) and incorporated herein by reference.

99.3	Chase Industries Inc. Form 10-Q for the quarter ended June 30, 2002 (Sec. File No. 1-13394) and incorporated herein by reference.

99.4	Press release dated September 25, 2002.

99.5	Press release dated September 27, 2002.